                                                                      EXHIBIT 23

                               CONSENT OF KPMG LLP

The Board of Directors
VASCO Data Security International, Inc.:

We consent to the incorporation by reference in the registration statements (No. 333-62829 on Form S-8 and No. 333-46256 on Form S-3) of our report dated February 11, 2004 relating to the consolidated balance sheets of VASCO Data Security International, Inc. and subsidiaries as of December 31, 2003 and 2002, and the related consolidated statements of operations, comprehensive income
(loss), stockholders' equity (deficit), and cash flows for each of the years in the three-year period ended December 31, 2003, and the related consolidated financial statement schedule, which report appears in the December 31, 2003 annual report on Form 10-K of VASCO Data Security International, Inc.

Our report refers to a change in the method of accounting for goodwill in 2002.

                                                       /s/ KPMG LLP

Chicago, Illinois
March 29, 2004